UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 14, 2004

Marsh & McLennan Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 345-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01. Other Events

Today on October 14, 2004, the New York State Attorney General’s Office filed a complaint in State Supreme Court against Marsh & McLennan Companies, Inc, and Marsh Inc. (collectively “Marsh”), alleging that Marsh improperly attempted to maximize its profits by steering insurance placements towards those insurance companies with whom Marsh had contingent commission agreements (also known as “Market Service Agreements” or “MSAs”). The complaint further alleges that Marsh solicited fictitious quotes from various insurance companies in order to mislead its clients into believing that true competition for placements actually occurred. On the basis of this conduct, the Attorney General purports to state claims for, inter alia, fraud, and violations New York State antitrust and securities laws. A copy of the complaint is attached as Exhibit 99.1 hereto.

In Response Marsh issued the following press release:

NEW YORK, NEW YORK, October 14, 2004—We take very seriously the allegations made public by Attorney General Spitzer today. We have been cooperating with the Attorney General’s investigation since it began in the spring but have not been made aware of the charges until now.

We are committed to getting all the facts, determining any incidence of improper behavior, and dealing appropriately with any wrongdoing. This is our highest priority.

Marsh is committed to serving its clients to the highest professional and ethical standards as demonstrated by its long history as the industry’s leader.

MMC is a global professional services firm with annual revenues exceeding $11 billion. It is the parent company of Marsh Inc., the world’s leading risk and insurance services firm; Putnam Investments, one of the largest investment management companies in the United States; and Mercer Inc., a major global provider of consulting services. More than 63,000 employees provide analysis, advice, and transactional capabilities to clients in over 100 countries. Its stock (ticker symbol: MMC) is listed on the New York, Chicago, Pacific, and London stock exchanges. MMC’s website address is www.mmc.com.

In addition the Independent Directors of Marsh & McLennan Companies, Inc. issued the following press release:

The Board of Directors of Marsh & McLennan Companies, Inc. has learned of the lawsuit brought against Marsh & McLennan by the Attorney General of New York. An independent review is underway. The review will be thorough, prompt and efficient. Pending the results of the review, we will not draw any conclusions. We have full confidence in the company’s leadership. When the review has been concluded, the Board will take all appropriate action in the interests of our shareholders, employees and our clients.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Complaint filed in the Supreme Court of the State of New York on October 14, 2004. The People of the State of New York against Marsh & McLennan Companies, Inc. and Marsh Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Bart Schwartz
Name:	Bart Schwartz
Title:	Deputy General Counsel & Corporate Secretary

Date: October 14, 2004